EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

              THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.


                    PLEASE VOTE,  SIGN, DATE AND PROMPTLY RETURN
                          YOUR PROXY TODAY!


               Please detach at perforation before mailing.

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                     MENTOR MUNICIPAL INCOME PORTFOLIO,
                           a series of Mentor Funds


                    PROXY FOR THE MEETING OF SHAREHOLDERS
                       TO BE HELD ON OCTOBER 15, 1999


         The undersigned, revoking all Proxies heretofore given, hereby appoints Paul F. Costello, Gordon Forrester, Michael H. Koonce and Maureen E. Towle or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Mentor Municipal Income Portfolio, a series of Mentor Funds ("Mentor Municipal"), that the undersigned is entitled to vote at the special meeting of shareholders of Mentor Municipal to be held at 2:00 p.m. on Friday, October 15, 1999 at the offices of Mentor Funds, 901 East Byrd Street, Richmond, Virginia 23219 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

                           NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                           Date                 , 1999


                           ----------------------------------------

                           ----------------------------------------
                           Signature(s) and Title(s), if applicable

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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF MENTOR FUNDS.  THIS PROXY WILL BE VOTED AS SPECIFIED BELOW
WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING
PROPOSALS.  THE SHARES REPRESENTED HEREBY WILL BE VOTED AS
INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED.  THE
BOARD OF TRUSTEES OF MENTOR FUNDS RECOMMENDS A VOTE FOR THE
PROPOSALS.  PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK.  DO
NOT USE RED INK.  EXAMPLE:                           X

         1. To approve an Agreement and Plan of Conversion and Termination whereby Mentor Municipal will be reorganized as a series of Evergreen Municipal Trust.


         [  ] FOR        [  ] AGAINST           [  ]

ABSTAIN

         2. To approve the proposed reclassification of the investment objective of Mentor Municipal from fundamental to nonfundamental.


         [  ] FOR        [  ] AGAINST           [  ]ABSTAIN


         3. To approve the proposed changes to Mentor Municipal's fundamental investment restrictions.


         [  ] FOR ALL    [  ] AGAINST ALL       [  ]ABSTAIN ALL

         [  ] To vote against or to abstain from voting on one or more of the proposed changes to the specific fundamental investment restrictions, but to approve all others, check the box to the left and indicate the number(s) of the investment restriction(s) you do not want to --- change in the appropriate box below. Please see Exhibit C of the Prospectus/Proxy Statement to determine which sub-proposal topics are applicable to Mentor Municipal.





         If you choose to vote differently on individual restrictions you must mail in your proxy card. If you choose to vote the same on all restrictions pertaining to Mentor Municipal, telephone and Internet voting are available.

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         3A.      Diversification
         3B.      Concentration
         3C.      Senior securities
         3D.      Borrowing
         3E.      Underwriting
         3F.      Real estate
         3G.      Commodities
         3H.      Lending
         3I.      To reclassify as nonfundamental
                  certain fundamental restrictions
                  that are no longer required to be
                  fundamental:


        3I(i).    Short sales                To vote against a
        3I(ii).   Margin purchases           particular proposed
        3I(iii).  Pledging                   change applicable to
        3I(iv).   Restricted securities      Mentor Municipal,
        3I(v).    Unseasoned issuers         write the number(s)
        3I(vi).   Illiquid securities        in the box below.
        3I(vii).  Officers' and directors'         [  ]


                  ownership of securities
        3I(viii). Control or management
        3I(ix).   Joint trading
        3I(x).    Other investment           To abstain from
                  companies                  voting on a
        3I(xi).   Oil, gas and minerals      particular proposed
        3I(xii).  Foreign securities         change applicable to
        3I(xiii). Warrants                   Mentor Municipal,
                                             write the number(s)
                                             in the box below.
                                                   [  ]






         4. To approve an Agreement and Plan of Reorganization whereby Evergreen Municipal Bond Fund, a series of Evergreen Municipal Trust, will (i) acquire all of the assets of Mentor Municipal in exchange for shares of Evergreen Municipal Bond Fund; and (ii) assume the identified liabilities of Mentor Municipal, as substantially described in the accompanying Prospectus/Proxy Statement.


         [  ] FOR         [  ] AGAINST        [  ] ABSTAIN


         5. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.


         [  ] FOR         [  ] AGAINST        [  ] ABSTAIN

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